Exhibit 10.26

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Third Amendment”), is made and entered into this [12th] day of August, 2003 by and between Mission West Properties, L.P. II, a Delaware limited partnership (“Lessor”) and Photon Dynamics, a California Corporation (“Lessee”).

RECITALS

A.	Lessee currently leases from Lessor approximately 52,000 square feet of space located at 6325 San Ignacio Avenue, San Jose, California (the “Original Premises”) pursuant to that certain lease dated August 6, 1996, First Amendment To Lease dated February 5, 2001, and Second Amendment To Lease dated July 3, 2003 (the “Lease”).

B.	Lessee’s space requirements have expanded and Lessee needs more space than is contained in the Original Premises.

C.	Lessor is the owner of a building located at 5970 Optical Court consisting of approximately 109,800 square feet and Lessor will expand the existing second deck of the building by approximately 18,720 square feet for a total of approximately 128,520 square feet in San Jose, California (the “Expansion Premises”).

D.	Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Expansion Premises on the terms set out below.

E.	Lessor will construct certain improvements in the Expansion Premises. Lessor has agreed that Lessee may continue to occupy the Original Premises for a sixty day period after the Expansion Premises Commencement Date, as hereinafter defined, in order that Lessee may make an orderly transition from the Original Premises to the Expansion Premises.

F.	Upon expiration of the sixty day period after the Expansion Premises Commencement Date, the term for the Original Premises shall expire.

G.	Lessee has elected and Lessor has agreed to amend the Lease to reflect the agreements described above, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree to amend the Lease as follows:

1.	Second Amendment To Lease (the “Second Amendment”): Lessor and Lessee hereby agree that the Second Amendment is hereby null and void, and has no further force or effect.

2.	Premises:

A.	Original Premises. The “Original Premises” means the “Premises” as defined in the Original Lease.

B.	Expansion Premises. The “Expansion Premises” means approximately 128,520 square feet (subject to final determination of the size of the to be expanded existing second deck) at 5970 Optical Court, San Jose, California (the “Expansion Premises”) as shown on Exhibit A, including the right to use 450 unreserved parking spaces as shown on Exhibit A.1.

C.	Premises Definition. The Lease is hereby amended to provide that the term “Premises” shall mean: (i) until the Expansion Premises Commencement Date, the Original Premises; and (ii) beginning on the Expansion Premises Commencement Date, both the Original Premises and the Expansion Premises; and (iii) beginning on the 61st day following the Expansion Premises Commencement Date, the Expansion Premises.

3.	Term: The Lease is hereby amended as follows:

A.	Original Premises Term. The term for the Original Premises shall expire on the 60th day following the Expansion Premises Commencement Date.

B.	Expansion Premises Commencement Date. The Expansion Premises Term shall be for eighty four (84) months unless extended pursuant to this Third Amendment (the “Lease Term”), commencing on the Expansion Premises Commencement Date, as hereinafter defined, and ending eighty four (84) months thereafter. The “Expansion Premises Commencement Date” shall be the later of (i) January 1, 2004 or (ii) the date the Lessee’s and Lessor’s Improvements in the Expansion Premises are Substantially Complete (as defined in section 1, of the Lease).

4.	Rent: Commencing on the Expansion Premises Commencement Date, the Rent is hereby amended to provide that Rent for the Expansion Premises shall be paid by Lessee in monthly installments as follows:

	Base Rent	Additional Rent*	CAC**	Total Rent
January 1, 2004 through December 31, 2004	$106,672	$35,829	$39,396	$181,897
January 1, 2005 through December 31, 2005	$113,098	$35,829	$40,578	$189,505
January 1, 2006 through December 31, 2006	$119,524	$35,829	$41,795	$197,148
January 1, 2007 through December 31, 2007	$125,950	$35,829	$43,049	$204,828
January 1, 2008 through December 31, 2008	$132,376	$35,829	$44,340	$212,545
January 1, 2009 through December 31, 2009	$138,802	$35,829	$45,670	$220,301
January 1, 2010 through December 31, 2010	$145,228	$35,829	$47,040	$228,097

*	Additional Rent includes in excess of $3,009,601 in Rent due on the Original Premises for 35 months (1/1/04-11/30/06) amortized over the new eighty four (84) month Lease Term.
**	Estimated Common Area Charges.

If the Expansion Premises Commencement Date occurs after January 1, 2004, then all the dates described above shall be adjusted by adding to each date the number of days after January 1, 2004 that Lessee’s obligation to pay Rent hereunder actually commences.

5.	Security Deposit: Lessee shall increase the security deposit from Fifty Four Thousand Eight Hundred Sixty Dollars ($54,860) to Two Hundred Twenty Eight Thousand Ninety Seven Dollars ($228, 097) upon execution of this Third Amendment.

6.	Commencement Date Memorandum: The reference to the Commencement Date Memorandum in the Lease is hereby deleted.

7.	Possession: Section 1. Possession, the last sentence of the first paragraph of Section 1 is hereby deleted and the new sentence shall read as follows:

“It is the intention of the Lessee and Lessor that January 1, 2004, shall be the Expansion Premises Commencement Date. Lessor shall grant Lessee early occupancy at least fifteen (15) days before the Expansion Premises Commencement Date in order for Lessee to commence its wiring and cabling work.”

The second paragraph of Section 1 is hereby amended by the addition of a new item as follows:

“and (v) the issuance by the City of San Jose of a certificate of occupancy.”

8.	Lessee’s and Lessor’s Improvements: Section 2. Lessee’s Improvements in the Lease is hereby deleted and shall read as follows:

Lessee’s Improvements: “Lessee’s Improvements” are defined as all improvements not included in Lessor Improvements. Lessee shall be solely responsible for the cost of the Lessee’s Improvements, subject to Lessor’s “not to exceed” cost shown on Exhibit B. Lessor shall construct Lessee’s Improvements pursuant to final construction plans and specifications that have been approved in writing by Lessee. Within five (5) business days following the execution of this Third Amendment, Lessor shall cause its architect to prepare and deliver to Lessee proposed construction plans and specifications for the Lessee’s and Lessor’s Improvements to be added after Lessee’s approval as Exhibit C. Within five (5) business days following delivery to Lessee of the proposed construction plans, Lessee shall approve the proposed construction plans or deliver to Lessor its written proposal for changes that must be made to said plans to conform the improvements to be constructed pursuant thereto, with respect to design, materials, quality, layout, and the like, to improvements reasonably suitable for Lessee’s intended purpose. If Lessee fails to approve or disapprove the proposed construction plans within the allowed time period, the construction plans proposed by Lessor shall be deemed to be approved by Lessee. If Lessee disapproves the proposed construction plans in any respect, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on the construction plans. If Lessee’s Improvements exceed budget, Lessor will immediately notify Lessee as to amount of the overruns and the source of overruns and Lessee can reduce the cost by deleting items, agree to pay the overruns or ask Lessor to amortize the overruns or choose any combination of the above or if Lessee’s Improvements exceed $5,000,000, by written notice to Lessor, Lessee may terminate this Lease.

Lessor’s Improvements: Lessor at Lessor’s sole cost shall be responsible to complete all of the required improvements as shown below “Lessor’s Improvements”:

A, All improvements on 2nd floor and all improvements contained within the cross hatched portion of first floor (as shown on Exhibit D) in a “turn key” condition, ready for occupancy, less the carpet allowance in Exhibit B of $141,250. The Lessor’s Improvements shall be substantially similar to the improvements in Lessor’s building at 6331 San Ignatio, San Jose, California.

B. 65% of Main Electrical Switchgear.

C. Overhead sprinklers (not including drops) in area of Lessee Improvements

D. Exterior painting and landscaping.

E. Lessor to provide 4000 amps electrical power at the transformer.

F. Insulate roof structure.

All bids and quotes will be based on division of Lessee’s and Lessor’s Improvements.

Lessor shall be responsible for ensuring that the Lessee’s and Lessor”s Improvements conform to the approved plans and specifications, and all applicable statutes, rules, regulations, ordinances, and City of San Jose Building Department. Lessee’s approval of the plans for the Lessee’s and Lessor’s Improvements shall not relieve Lessor of its obligations under this Lease nor make Lessee liable to Lessor or its contractors. Lessor shall be responsible for paying for any improvements that are required by the City of San Jose as a condition to approving plans for Lessee’s or Lessor’s Improvements to comply with: (i) the Americans With Disabilities Act or (ii) any seismic modifications not related to or as a result of Lessee’s Improvements.

Lessor has prepared and Lessee has approved a budget for the completion of Lessee’s Improvements which is described on Exhibit B (“Lessee’s Improvements Costs Analysis”), including all “hard” and “soft” costs, permits and a management fee of 6% of the “hard” costs to Lessor. Lessor shall bid each major line item on the Lessee’s Improvement Costs Analysis that exceed $100,000 (the “Major Cost Line Item”) with at least three contractors acceptable to Lessee and shall provide Lessee a list of proposed contractors for Lessee’s approval prior to bidding. Prior to accepting a bid for a Major Cost Line Item, Lessor is responsible to provide a written summary of each of the Major Cost Line Item bids to Lessee. Within three (3) business days following the Lessor’s delivery to Lessee of the written summary of each of the Major Cost Line Item bids, Lessee shall approve the lowest bid to perform the work described in the bid. If Lessee fails to approve the lowest bid within the allowed time period, the lowest bid presented by the Lessor shall be deemed to be approved by Lessee. Lessor shall deliver an invoice to Lessee by the fifteenth (15th) of each calendar month for the cost of construction (including equipment purchases) for Lessee’s Improvements and a pro rata portion of Lessor’s management fee. Lessee will wire all funds due Lessor by no later than the twenty fourth (24th) day of the calendar month for the Lessor’s progress billing from the fifteenth (15th) of the same calendar month.

Change Orders: No change made to the approved construction plans for the Lessee’s and Lessor’s Improvements and the Lessee’s Improvements cost statement after the final approval by the parties thereof shall be effective, unless such change is approved in writing by Lessor and Lessee, which approval shall not be unreasonably withheld. In this regard, Lessor shall not be required to approve any change that will structurally impair the Expansion Premises, or materially and adversely effect the outside appearance of the Building, interfere with the conduct of Lessee’s business, or materially detract from the inside appearance of the Expansion Premises. Change orders shall be written and shall describe the nature of the change and the reasonably determined increase or decrease in each line item of the approved cost statement for the Lessee’s Improvements occasioned by the change. If Lessee requests a change which will delay the Substantial Completion of the Lessee’s or Lessor’s Improvements beyond the Scheduled Completion Date, as hereinafter defined, the maximum amount of Lessee Delay, as hereinafter defined, that can be attributed to the change shall also be specified in the change order, including but not limited to, any Rent for any Lessee Delays that effect the Expansion Premises Commencement Date.

Inability to Obtain Materials: If Lessor notifies Lessee that any fittings, finishes or other materials specified by Lessee for the Lessee’s or Lessor’s Improvements for the Expansion Premises cannot be obtained within ten (10) days after placing an order therefore and Lessor reasonably determines that such extended delivery time will prohibit Lessor from Substantially Completing the Lessee’s Improvements by the Scheduled Completion Date, Lessor shall notify Lessee of such fact, the expected delay in the Scheduled Completion Date, and information that will permit Lessee to reasonably select an alternative fitting, finish, or material, including, without limitation any expected delays in the then Scheduled Completion Date associated with each alternative. Within three (3) business days, Lessee shall either (i) execute a change order in accordance with the foregoing requirements selecting an alternative presented by Lessor or developed by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, or (ii) agree that any delay in the Substantial Completion of the Lessee’s or Lessor’s Improvements as a consequence of the inability to obtain the item will be a Lessee Delay.

Lessor shall use its best efforts to cause the Expansion Premises Commencement Date to occur not later than January 1, 2004 (the “Scheduled Completion Date”). If the Expansion Premises Commencement Date has not occurred by the Scheduled Completion Date, Lessee shall receive one day of Rent abatement for each day (up to fifteen days) between the Scheduled Completion Date, and the Expansion Premises Commencement Date. If the Expansion Premises Commencement Date has not occurred by the fifteenth day following the Scheduled Completion Date, Lessee shall receive two days of Rent abatement for each day after the fifteenth day between the Scheduled Completion Date, and the Expansion Premises Commencement Date. Lessor and Lessee agree that having an Expansion Premises Commencement Date after the Scheduled Completion Date, will cause Lessee to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, the parties hereby agree that Lessee’s right to the abatement of Rent specified herein represents a fair and reasonable settlement for both parties and neither party shall have further liability to the other for any damages. Notwithstanding anything to the contrary herein, all dates stated herein shall be extended for the number of days Lessor is unable to Substantially Complete the Lessee’s or Lessor’s Improvements as a result of delays (i) due to failure of the City of San Jose to issue a building permit for the deck in 30 days after submission of all required documents in final form and payment of all fees, through no fault of Lessor or its contractors, (ii) due to failure of the City of San Jose to issue a building permit for the Lessor’s Improvements (except the deck) and the Lessee’s Improvements in 30 days after submission of all required documents in final form and payment of all fees, through no fault of Lessor or its contractors, (iii) due to acts of God, and (iv) due to Lessee Delays. “Lessee Delays” means a delay in Substantial Completion resulting from (a) Lessee’s failure (through no fault of Lessor or its contractors or consultants) to meet Lessee’s deadlines for approval as described in this Section 2, (b) delays due to change orders requested by Lessee, but only to the extent that the amount of the delay is set forth in a change order approved in writing by Lessee, (c) delays due to Lessee’s failure (through no fault of Lessor or its contractors or consultants) to meet the deadlines for approving any plans or change orders, and (d) delays because of the inability to obtain any product, materials, design, color, fitting, or finish pursuant to the provisions of Section 8 herein. Lessee shall have a minimum of five (5) business days to approve or disapprove any preliminary plans, change orders or any final plans. If Lessee does not disapprove any plans or change orders within the time period set forth herein in writing, Lessor may proceed on the basis that the plans or change orders are approved by Lessee. If plans or change orders are disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall promptly meet and confer and act in good faith to resolve any issues. To the extent that the Expansion Premises Commencement Date is delayed beyond the Scheduled Completion Date, solely as a result of a Lessee Delay, then Lessee shall be responsible to pay Rent for each day of delay beyond the Scheduled Completion Date caused by such Lessee Delay.

During the first ninety (90) days following the Expansion Premises Commencement Date, Lessor at Lessor’s sole cost and expense shall be responsible to repair or replace any defects in Lessee’s or Lessor’s Improvements that are not caused by Lessee’s negligence. Lessee is responsible to notify Lessor in writing immediately upon the discovery of a defect in the Lessee’s or Lessor’s Improvements. Lessor is responsible to commence repairs or to replace any defect in the Lessee’s or Lessor’s Improvements immediately upon receipt of written notification from Lessee during the first ninety (90) days following Expansion Premises Commencement Date. Notwithstanding the foregoing, Lessor shall not be responsible for any failure of equipment that is moved from the Original Premises to the Expansion Premises. Lessor will assign to Lessee all construction warranties with regard to the Expansion Premises.

Lessor agrees to improve the Expansion Premises as described on Exhibits B, C and D by January 1, 2004, subject to receipt of an executed Third Amendment by August 8, 2003.

9.	Alterations and Additions: Section 4. Alterations and Additions the following sentences shall be added to the end of the Section 4:

“Notwithstanding the foregoing, any non-structural alteration or addition to the interior of the Expansion Premises with a total cost of less than $25,000 shall not require the written approval of the Lessor. However, Lessee will be required to notify Lessor in writing and be responsible to provide Lessor with all drawings and permits required in connection with the non-structural alteration or addition with a total cost less than $25,000.”

In section 4, add the following sentence after the fifth sentence: “Notwithstanding any provision in this Lease, Lessee shall have no obligation to remove at the end of the Term any Lessee Improvements for the Expansion Premises described on Exhibit C or any Lessor Improvements.”

10.	Notices: Section 17. Notices in the Lease shall be amended as follows:

(a)	to the Lessor at:	10050 Bandley Drive
Cupertino, CA 95014
Attention: Carl E. Berg
Raymond V. Marino
Fax No: 408-725-1626

(b)	to the Lessee at:	5970 Optical Court (after January 1, 2004)
San Jose, CA 95138
Attention: Steve Chase, Facilities Manager
Fax No: (408)

11.	Assignment and Subletting: Section 20. Assignment and Subletting in the Lease is hereby deleted and shall read as follows:

Assignment and Subletting: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Expansion Premises or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity, to occupy or use the Expansion Premises, or any portion thereof, without the advance written consent of Lessor, which consent shall not be unreasonably withheld and shall be given or withheld within ten (10) days following Lessee’s request for such consent and delivery of the items required by this Section to be delivered to Lessor. Notwithstanding the above, Lessee may, without the consent of Lessor and without application of any of the other rights granted to the Lessor under this Section 20, assign this Lease or sublet all or any part of the Expansion Premises to (A) a bona fide subsidiary or affiliate of Lessee (provided the Lessee remains liable on the Lease as a surety or guarantor), (B) an entity in which or with which Lessee merges (provided the net worth of the resulting entity is not less than the net worth of the Lessee immediately prior to such transaction), or (C) an entity which acquires all or substantially all of the assets of Lessee located at the Expansion Premises (provided the Lessee remains liable on the Lease as a surety or guarantor) (in any such case an “Excepted Party”). Any such assignment or subletting requiring Lessor’s consent made without Lessor’s consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, nor shall any interest herein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor, except to an Excepted Party. The sale of Lessee’s capital stock through a public exchange shall not be deemed a conveyance of this Lease, the Expansion Premises or any portion thereof or interest therein.

If Lessee desires to assign its rights under this Lease or to sublet all or any part of the Expansion Premises to a party other than an Excepted Party for less than the remaining term of the Lease, Lessee and Lessor shall split (50/50) the Bonus Rent actually received by the Lessee in connection with such transaction. As used herein “Bonus Rent” shall mean the consideration received by the Lessee for the subleasing of the sublet premises or the assignment of this Lease, less the amounts that remain payable by the Lessee under this Lease with respect to the affected portions of the Expansion Premises, less reasonable broker and attorney costs associated with the transaction, and less the cost that Lessee is required to incur to perform its obligations under such sublease or assignment, including without limitation, any improvement costs.

If Lessee desires to assign its rights under this Lease or to sublet all of the Expansion Premises for the remainder of the Lease Term or for a period including the last year of the Lease Term (other than to an Excepted Party), Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor, at its sole option, shall have the right to terminate the Lease and relieve Lessee of all Lease obligations occurring after the termination of the Lease. Whether or not Lessor’s consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

12.	Expansion Right: Lessor shall grant Lessee a right of first refusal until January 1, 2008, to lease the 5981 Optical Court building. Upon receiving written notice from Lessor that Lessor plans to enter into a lease for all, or a portion of the space in the building at 5981 Optical Court and of the proposed lease terms , Lessee shall have five (5) days to deliver written acceptance of Lessor’s offer. The term for any space leased by Lessee hereunder shall be conterminous with the term of this Third Amendment, but not less than for a period of 60 months. Lessee’s failure to deliver a written acceptance to Lessor within five (5) days of receiving Lessor’s offer shall constitute a rejection of Lessor’s offer.

13.	Furniture in Expansion Premises: Lessor shall provide Lessee with the use of up to 175 8’x8’ pre-owned wired (electrical & CAT5 wiring, 2 lines each for voice and 2 lines each for data) partition furniture (Herman Miller brand or equivalent quality) (the “Partition Furniture”) in the Expansion Premises for a fully installed cost not to exceed Two Hundred Thousand Dollars ($200,000) (the “Lessor’s Partition Furniture Allowance”). The quality and appearance of the Partition Furniture that Lessor offers shall be subject to the reasonable approval of Lessee. If Lessee accepts Partition Furniture the total installed cost of which exceeds the Lessor’s Partition Furniture Allowance, prior to procuring the Partition Furniture, Lessor will deliver written notification to Lessee of the cost of the Partition Furniture in excess of the Lessor’s Partition Furniture Allowance (the “Lessor’s Partition Furniture Purchase Notice”). Within five (5) days of receipt of Lessor’s Partition Furniture Purchase Notice, Lessee is required to provide a written response to Lessor to reduce the quantity of Partition Furniture in order to reduce the total cost to the amount of the Lessor’s Partition Furniture Allowance, or Lessor will proceed with the procurement and installation of the approved Partition Furniture. Lessee shall be responsible for all costs of the approved Partition Furniture in excess of the Lessor’s Partition Furniture Allowance, and upon Lessee delivering a written request to Lessor at least thirty

(30) days prior to the Expansion Premises Commencement Date, Lessor will amortize the cost of the Partition Furniture in excess of the Lessor’s Partition Furniture Allowance over the initial term of the Lease at zero interest cost. Upon the Lease termination, Lessee shall leave the Partition Furniture in its then condition “As Is” “Where Is” with clear title free of any liens or encumbrances. Lessee may designate furniture other than 175 partitions (such as for instance conference room furniture) to be acquired by Lessor so long as the total cost to Lessor does not exceed Lessor’s Partition Furniture Allowance. At Lessee’s option, Lessee may elect to locate the Partition Furniture in which case Lessor shall acquire the Lessee located Partition Furniture provided Lessor shall be obligated to pay not more than Lessor’s Partition Furniture Allowance (with Lessee to pay any excess as described above).

14.	Earthquake Insurance: Section 31. Earthquake Insurance. The amount that the Lessor could charge for earthquake insurance shall be increased from $20,800 per year to $51,408 per year.

15.	Transition of Occupancy from Original Premises to Expansion Premises: Lessor will grant Lessee a two (2) month period from the Expansion Premises Commencement Date to the 60th day thereafter to allow Lessee to continue to occupy the Original Premises for Lessee’s transition to the Expansion Premises (the “Transition Period”). During the Transition Period Lessee will not be required to pay Base Rent or CAC for the Original Premises; provided Lessee will pay all utility charges for the Original Premises. Lessee will be required to deliver the Original Premises to the Lessor in accordance with the terms and conditions of the Lease no later than the sixtieth (60th) day following the Expansion Premises Commencement Date or be subject to the Holding Over provisions of Section 25 of the Lease.

16.	Brokers: Section 34. Brokers in the Lease is hereby deleted and shall read as follows:

Each party represents and warrants to the other party that it has not utilized or contacted a real estate broker or finder with respect to this Third Amendment other than Colliers International (“Colliers”) and each party agrees to indemnify and hold each other harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through either party other than Colliers. Lessor and Lessee agree that Lessor shall be responsible for a commission owed to Colliers in accordance with Lessor’s commission agreement with Colliers International dated June 13, 2003. In addition, Lessor and Lessee agree that Lessor shall not be responsible for the payment of any other consulting fees, finder’s fees or any other fees or commissions arising out of the negotiation and execution of this Third Amendment. Lessor may adjust commission based on June 13, 2003 agreement to reflect any changes in base rent as a result of this Amendment.

17.	Option to Extend: Section 35. Option to Extend A. Option The first sentence in the Lease is hereby deleted and shall read as follows:

“Lessor hereby grants to Lessee two (2) options to extend the Lease Term for five (5) year periods, on the following terms and conditions:”

B. Extended Term Rent – Option Period: The first sentence in the Lease Section 35B is hereby deleted and shall read as follows:

“The monthly rent for the Building during the extended term shall equal ninety-five percent (95%) of the fair market monthly rent for the Building as of the commencement date of the extended term.”

The fourth sentence in Section 35B, that reads “Annual base rent increases during the extended term shall be three percent (3%) per year”, is hereby deleted. The following is hereby added in its place: “Rent increases shall be at then “market” as agreed by the parties, or as determined by appraisal.”

Add the following sentence to the end of B. Extended Term Rent – Option Period:

“Notwithstanding the foregoing, the Appraisers shall value the Building based on it being a standard Research and Development (R&D) and a manufacturing building (and without considering the increase, or decrease, in rental value resulting from the installation of the Lessee’s Improvements or any other Lessee Additions or Alterations installed during the Lease Term or any extensions thereof). Appraiser may use the allocation of the cost of Lessor’s and Lessee’s Improvements set forth herein in determining what items should be included in rental value and shall not include in the rental value that portion related to the cost of Lessee’s Improvement in evaluating the Premises. The appraiser shall determine the rental value as though the Lessee’s Improvements were absent from the Premises (without any replacement).

18.	Lessee Option to Terminate:

18.1	Lessee may terminate this Agreement on written notice to Lessor if Lessor fails to obtains a building permit from the City of San Jose for the deck or Lessor fails to obtain a building permit from the City of San Jose for the Lessee Improvements and the Lessor Improvements on or before the 49th day following the date both parties have signed this Third Amendment.

18.2	Subject to the uncontrollable delay’s and Lessee Delay’s provisions set forth in the first paragraph of Page 5 of this Amendment Lessee may terminate this lease if Lessor is more than 30 days behind the completion schedule attached as Exhibit E. Notwithstanding the above, this termination right will be null and void if Lessor can based on reasonable evidence show that Lessor can make up any delay in excess of 30 day prior to Adjusted Completion Date. “Adjusted Completion Date” is February 1, 2004 plus allowance for uncontrollable delay’s and Lessee Delay’s set forth herein. If Lessee and Lessor cannot agree that it is reasonable that Lessor can meet the Adjusted Completion Date, an independent contractor with substantial recent experience in building R&D facilities will be hired to determine if the assumptions of Lessor on completion date are reasonable. If contractor determines assumptions are reasonable, then Lessor shall have until the Adjusted Completion Date to Substantially Complete before Lessee would have an option to terminate the Lease.

19.	Ratification of Lease: Except as modified herein, the Lease is hereby ratified, approved and confirmed upon all the terms, covenants, and conditions.

20.	Authority: Each party executing this Third Amendment represents and warrants that he or she is duly authorized to execute and deliver this Third Amendment. If executed on behalf of a corporation, that this Third Amendment is executed in accordance with the by-laws of said corporation (or a partnership that this Third Amendment is executed in accordance with the partnership agreement of such partnership), that no other party’s approval or consent to such execution and delivery is required, and that this Third Amendment is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Third Amendment, by their duly authorized signatories, as of the day first above written.

LESSOR:		LESSEE:
MISSION WEST PROPERTIES, L.P. II		PHOTON DYNAMICS, INC.
a Delaware limited partnership
By: Mission West Properties, Inc.
Its General Partner

By:	/s/ CARL E. BERG	By:	/s/ Richard Okumoto

Print Name:	Carl E. Berg	Print Name:	Richard Okumoto

Title:	Chief Executive Officer	Title:	Chief Financial Officer

Date:	August 13, 2003	Date:	August 12, 2003

Lessee’s Improvements	EXHIBIT B
Tenant: Photon Dynamics - 6331 San Ignacio
Estimated Cost Analysis Square Feet – 131320

Item	Description	Units	Type	Unit Cost	Estimated Amount	Estimated $/SF Of Bldg Tot
Engineering
AIA		65660	sq ft	0.35	$22,981	$0.18
HVAC Engineering		65660	sq ft	0.30	$19,698	$0.15
Electrical Engineering		65660	sq ft	0.35	$22,981	$0.18
Structural Engineering		32830	sq ft	0.15	$4,925	$0.04
Sprinkler Engineering		30000	sq ft	0.05	$1,500	$0.01
Interior Design			lump sum		$—	$—
Plumbing Design (included in plumbing)			lump sum		$—	$—
Title 24		2.00	lump sum	800.00	$1,600	$0.01

				total>>>>>	$73,685	$0.56

Invoiced to date

General Construction
General Conditions		43773.33333	sq.ft..	0.30	$13,132	$0.10
Construction Utilities		65660	sq.ft..	0.22	$14,445	$0.11
Clean Up		65660	sq.ft..	0.40	$26,264	$0.20
Supervision		2.00	lump sum	20,000.00	$40,000	$0.30
Final Janitorial						$—
Reproduction			lump sum		$2,000	$0.02
Demolition (included in Drywall)		1	lump sum			$—
Construction Security			sq.ft..	0.25	$0	$—
Construction Insurance		131,320	sq.ft..	$10:$1,000	$25,000	$0.19

				total>>>>>	$120,841	$0.92

Invoiced to date

Permits & Fees
Plan Check & Permits			sq.ft..		$0	$—
Interior Plan Check Fee		131320	sq.ft..	0.13	$17,072	$0.13
Interior Building Permit		131320	sq.ft..	0.83	$32,000	$0.24
Sewer Usage Fees			sq.ft..	0.70	$0	$—
Health Dept. Permit			sq.ft..		$0	$—
Fire Department Permit			sq.ft..		$750	$0.01
Telephone Main Service			lump sum		$0	$—
Utilities-PG&E Service			lump sum		$0	$—

				total>>>>>	$49,822	$0.38

Invoiced to date

Plumbing & Accessories
Plumbing			lump sum		$474,875	$3.62
Concrete dowel and patch			lump sum	0.00	$8,000	$0.06
Plumbing - extra cores			extra units		$10,000	$0.08
Coffee Bars			each	5,000.00	$0	$—
Toilet Parts/Accessories/RM			sq ft	0.12	$0	$—
Mirrors/RM			sq ft	0.10	$0	$—
Showers			lump sum	5,235.00	$0	$—

				total>>>>>	$492,875	$3.75

Invoiced to date

Electrical
Electrical - Allowance			lump sum		$525,000	$4.00
Lighting align			each	65.00	$0	$—
New lighting		50000	sq ft	1.50	$75,000	$0.57
Separate Meters			lump sum	10,000.00	$0	$—
T-Bar Lighting			each	63.00	$0	$—
new A/C unit power			lump sum	3,135.00	$0	$—
PG&E hook-up fee			lump sum		$10,000	$0.08
Remove old switch gear			lump sum		$5,000	$0.04
New switch gear & breakers			lump sum		$92,403	$0.70

				total>>>>>	$707,403	$5.39

Invoiced to date

HVAC	KVA x 3.14 /12,000 = Ton
HVAC	Tons =Sq Ft/300	1.00	lump sum		$1,635,000	$12.45
HVAC-UPS/Humidifier					$0	$—
Exhaust fans. Hoods 3t,17T units for labs			ea		$0	$—
HVAC - Warehouse Dump			ton	1,700.00	$0	$—
HVAC 24 Hour			ton	2,500.00	$0	$—
Structural Supports for HVAC			sq.ft..	0.00	$20,000	$0.15
Add roof penetrations					$20,000	$0.15
Trash cleanup					$0	$—

				total>>>>>	$1,675,000	$12.76

Invoiced to date

Drywall/Partitioning/Ceilings
Drywall			Lump sum	0.00	$95,500	$0.73
Doors			Lump sum		$39,000	$0.30
Dividing Wall (>16 ft)			Lump sum		$65,500	$0.50
Smooth Texture Wall			sq.ft..	0.00	$0	$—
Acoustical Ceiling			Lump sum		$97,000	$0.74
Acoustical Ceiling-Vinyl or 2 x 2			sq.ft..	2.20	$0	$—
Skylight Frame and glass				0.00	$0	$—
Corridor fire rating construction			Lump sum		$11,000	$0.08

				total>>>>>	$308,000	$2.35

Invoiced to date

Flooring/Painting
Carpeting & 4" Base (26 oz.)		15000	sq.ft..	2.75	$41,250	$0.31
Carpet tiles under partitions		25000	sq.ft..	4.00	$100,000	$0.76
Sheet Vinyl (see sheet vinyl in clean rm.)			sq.ft..	3.75	$0	$—
Epoxy sealant		10000	sq.ft..	12.00	$120,000	$0.91
Sealed concrete		78319	sq.ft..	1.00	$78,319	$0.60
Stone (Interior & Exterior)			sq.ft..	10.00	$0	$—
Painting/Wall Coverings		0.22	sq.ft..		$35,000	$0.27

		128319.22		total>>>>>	$374,569	$2.85

Invoiced to date

Cafeteria/Lunch Room
Cafeteria Hood and Related Duct			lump sum		$0	$—
Cafeteria Hood Fire System			lump sum		$0	$—
Cafeteria Tray Door			lump sum		$0	$—
Cafeteria Extra Electrical					$0	$—
Cafeteria Plumbing			lump sum		$0	$—
Concrete Replacement (lobby, cafeteria)			lump sum		$0	$—
Structural Windows			each		$0	$—
Patio & Fence			lump sum		$0	$—
Landscape Extras			lump sum		$0	$—

				total>>>>>	$0	$—

Invoiced to date

Specialty
Elevators			each	58,000.00	$0	$—
Structural Steel -Elevator & Stairs			each	32,400.00	$0	$—
Levelor Blinds			sq.ft..	0.40	$0	$—
Millwork (Lunch Room, RM, & Coffee)			lump sum		$0	$—
Paging System			each		$0	$—
Expand electrical equipment pad			20'x20'	8.00	$3,200	$0.02
Process equipment pad			64'x64'	15.00	$61,440	$0.47
Extension of concrete pad at dock area			24'x56'	8.00	$10,752	$0.08
8' concrete block fence for equipment pad-one 6' gate			64'x8x4	18.00	$36,864	$0.28
Wharehouse rack dismantling			each		$15,000	$0.11

				total>>>>>	$127,256	$0.97

Invoiced to date

Fire Protection & Related
Fire Protection Rack			lump sum		$0	$—
Fire Sprinklers			lump sum		$3,000	$0.02
Fire Sprinklers U/G			lump sum		$0	$—
Fire Sprinklers-Warehouse/racking dismantling			lump sum		$3,000	$0.02
Recessed Sprinkler Heads			lump sum		$0	$—
Central Fire Monitor			lump sum		$0	$—
Fire Extinguishers	1/3000sf or 75' apart	131320	sq ft	0.03	$3,940	$0.03
Smoke Detection - Lobby and Computer			each		$0	$—
Pre-action Sprinkler Computer			lump sum		$0	$—
FM-200			lump sum		$0	$—

				total>>>>>	$9,940	$0.08

Invoiced to date

Dockage/Shipping
Shipping & Receiving Equipment			lump sum		$0	$—
Dock Levelers			each	8,300.00	$8,300	$0.06
Canopy @ Truck Door					$0	$—
Dock Bumpers		4	each	500.00	$2,000	$0.02
Roll Up Door/Exits				8,500.00	$0	$—
Roll Up Door-Retrofit		13		5,176.92	$67,300	$0.51
Chain Link Fence			ln ft	12.00	$0	$—
Metal Dock Doors					$0	$—

				total>>>>>	$77,600	$0.59

Invoiced to date

Exterior/Remodel Related
Exit Doors			each	5,000.00	$0	$—
Extra Glass & Glazing					$0	$—
Tree & stump removal for switch gear pad		2	each	2,500.00	$5,000	$0.04

				total>>>>>	$5,000	$0.04

Invoiced to date

Clean Room
Improvements C 10000 & 100000					$0	$—
AIA			lump sum		$0	$—
Ceiling (included above in drywall)	Sealed & Vinyl Rock		sq.ft..		$0	$—
Vinyl Tile	Coved & Welded	3,000	sq.ft..	6.50	$19,500	$0.15
Epoxy on flooring (see flooring above)					$0
Air Showers (waiting for pricing)		2	each	2,500.00	$5,000	$0.04
Sewer Line			lump sum		$0	$—
Concrete Replace			lump sum		$0	$—
Piping (included in plumbing above)			lump sum		$0	$—
Electrical			lump sum		$0	$—
HVAC (included in HVAC above)			lump sum		$0	$—

				total>>>>>	$24,500	$0.19

Invoiced to date
Contingency		131,320	sq. ft.	1.90	$249,508	$1.90

SUBTOTAL -					$4,295,998	$32.71
Management Fee @ 6%					$257,800	$1.96
Construction Interest & Points @1%					$42,960	$0.33

SUBTOTAL -					$300,760	$2.29

TOTAL -					$4,596,758	$35.00

1)	Electrical provided to HVAC and distribution only, tenant equipment not included.
2)	The following are specifically not included in this estimate: Telephone, data, security, cable trays, open office movable partitions, storage tank age, process equipment and other specialty items not shown.

Exhibit D

Exhibit E

Photon Dynamics

Photon Dynamics TI Construction Schedule
5970 Optical Court
Building 3A
					*												**				***
Description	7-Aug	11-Aug	18-Aug	25-Aug	1-Sep	8-Sep	15-Sep	22-Sep	29-Sep	6-Oct	13-Oct	20-Oct	27-Oct	3-Nov	10-Nov	17-Nov	24-Nov	1-Dec	8-Dec	15-Dec	22-Dec
Submit Structural Modifications to City	XX	XXXXX	XX
Start HVAC Bids		XXX	XXXXX
Start Electrical Design		XXXXX	XXXXX	XX
Bid Plumbing		XXXXX	XXXXX
Start HVAC Design				XXXXX	_XXXX
Bid Electrical				XXX	_XXXX
Submit Improvement Plans to City				XXXXX	_XXXX	XXXXX	XXXXX
2nd Deck					_XXXX	XXXXX	XXXXX
Concrete 2nd Deck							XXXXX	XXXXX
Draft Stop								XXXXX
Roof Insulation						XXXXX	XXXXX
Sprinklers						XX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXX__	XXXXX	XXXXX
HVAC							XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXX__	XXXXX	XXXXX
Electrical							XX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXX__	XXXXX	XXXXX
Drywall										XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXXXX	XXX__	XXXXX	XXXXX
T-Bar Wire & Frames												XXXXX	XXXXX	XXXXX	XXXXX
Counters & Millwork																XXX	XXX__	XXXXX	XXXXX
Ceramic Tile														XXXXX	XXXXX	XXXXX	XXX__	XXXXX
Painting															XXXXX	XXXXX	XXX__	XXXXX	XXXXX
Install Telephone, Network & Security (above ceiling)																XXXXX	XXX__	XXXXX	XX
Drop T-Bar																XX	XXX__	XXXXX	XXXXX
Toilet Partitions, Mirrors & Accessories															XXXXX	XXXXX	XXX__
Carpeting & Flooring																XXXXX	XXX__	XX
Specialty Items																XXXXX	XXX__
Final Sub Inspections																				XXXXX
Final Inspections																				X	XXX

* Sep 1 = Labor Day
** Nov 27-28 = Thanksgiving
*** Dec 25-26 = Christmas